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Exhibit 10.19

INVESTOR RIGHTS AGREEMENT

        THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 15th day of April, 2003, by and between Veterinary Pet Services, Inc., a California corporation ("VPSI"), and The Iams Company, an Ohio corporation ("IAMS").

RECITALS:

        A.    IAMS entered into a Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") pursuant to which IAMS purchased from VPSI 500,000 shares of its Common Stock (the "Iams Shares") at a price of $12.00 per share (the "Original Purchase Price").

        B.    As a condition to the obligations of IAMS to purchase the Iams Shares pursuant to the Purchase Agreement, VPSI has agreed to extend registration and other rights to IAMS as set forth in a Term Sheet between IAMS and VPSI dated October 31, 2002.

AGREEMENT:

        NOW, THEREFORE, on the basis of the preceding facts, and in consideration of the mutual covenants set forth below, VPSI and the Investors hereby agree as follows:

        1.    Definitions.    For the purposes of this Agreement, the following words shall have the meanings set forth below:

          1.1  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.2  "Common Stock" means VPSI's Common Stock, no par value per share.

          1.3  "Company's Notice" shall have the meaning set forth in Section 2.1.3 hereof.

          1.4  "Initiating Holders" means the holders of Registrable Stock requesting registration of Registrable Stock pursuant to Section 2.1.3 of this Agreement.

          1.5  "Long-Form Registration Statement" means a registration statement on Form S-l, or any similar or successor form of registration statement adopted by the Commission from and after the date hereof.

          1.6  "Piggyback Notice" shall have the meaning set forth in Section 2.3 hereof.

          1.7  "Prospective Sellers" shall have the meaning set forth in Section 2.6.1(ii) hereof.

          1.8  The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

          1.9  "Registrable Stock" means the Iams Shares and any Common Stock issued or issuable by reason of the anti-dilution rights granted to Iams hereunder or pursuant to a stock dividend or stock split or in connection with a combination of shares or other recapitalization, which issued shares derive from the Iams Shares. Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each subsequent holder thereof; provided that each share of Registrable Stock shall cease to be Registrable Stock when transferred to any person who holds less than 5% of the outstanding Common Stock of VPSI.

          1.10 "Requesting Holder" means another holder of Registrable Securities, other than the Initiating Holder, who desires to participate in a registration.

          1.11 "Securities Act" means the Securities Act of 1933, as amended.

          1.12 "Short-Form Registration Statement" means a registration statement on Form S-3 or any similar or successor form of registration statement adopted by the Commission from and after the date hereof.

          1.13 Other Terms. Unless the context otherwise requires, all capitalized terms not defined in this Agreement shall have the respective meanings accorded to them in the Purchase Agreement.

        2.    Registration Rights.    As set forth in this Section 2, VPSI hereby grants registration rights to IAMS and any assignee of Registrable Stock contemplated herein. The registration rights set forth in this Section 2 shall be effective only after VPSI has filed a Long-Form Registration Statement with the Commission for an initial public offering of VPSI's Common Stock (a "Qualified IPO").

          2.1    Demand Registration Rights.

            2.1.1    Long-Form Registration.    An Initiating Holder shall have the right, at any time after a Qualified IPO, to require VPSI to file one Long-Form Registration Statement with the Commission covering the Registrable Stock. An Initiating Holder shall deliver such demand for registration in writing to VPSI, stating the form of registration statement under the Securities Act to be used, the number of shares of Registrable Stock to be disposed of, and the intended method of disposition of such shares.

            2.1.2    Short-Form Registration.    At any time at which VPSI is entitled to file a registration statement on a Short-Form Registration Statement, after a Qualified IPO, Initiating Holders of the Registrable Stock shall have unlimited rights to require VPSI to file Short-Form Registration Statements to effect the registration of not less than 100,000 Registrable Shares. An Initiating Holder or Initiating Holders shall deliver such demand for registration in writing to VPSI, stating the form of registration statement under the Securities Act to be used, the number of shares of Registrable Stock to be disposed of, and the intended method of disposition of such shares; provided that, VPSI shall not be obligated to effect any such registration if VPSI has, within the 12-month period preceding the date of such request, already effected two registrations using a Short-Form Registration Statement pursuant to this Section 2.1.2.

            2.1.3    Company's Notice.    Upon receipt of the request of the Initiating Holder pursuant to Section 2.1.1 or Section 2.1.2 above, VPSI shall give prompt written notice thereof to all other holders of Registrable Stock and all other holders of VPSI's securities who have a contractual right to include their shares in the requested registration (the "Company's Notice"). Subject to the provisions of Section 2.3 below, VPSI shall use its best efforts promptly to effect the registration under the Securities Act of all shares of Registrable Stock specified in the requests of the Initiating Holder and the Requesting Holders and all other securities specified in the requests (stating the number of shares to be disposed of and the intended method of disposition of such shares) given within 30 days after receipt of Company's Notice by Requesting Holders.

          2.2    Limitations on Required Registrations.

            2.2.1    Only Common Stock may be included in a registration, and, whenever a registration requested by the holders of Registrable Stock is for a firmly underwritten offering, if the underwriters determine, in their sole discretion, that the number of shares of Common Stock so included which are to be sold by the holders of Registrable Stock is limited due to market conditions, the holders (including both the Initiating Holder and the Requesting Holders) of Registrable Stock and other securities, as applicable, proposing to sell their shares in such underwriting and registration shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Stock and other securities then held by such holders, respectively. If any holder of Registrable Stock disapproves of the terms of the underwriting, such holder may elect to withdraw therefrom by written notice to VPSI, the underwriter, and the Initiating Holder. The Registrable Stock of such holder also shall be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Stock a greater number of shares of Registrable Stock held by other holders of Registrable Stock may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then VPSI shall offer to all holders of Registrable Stock who have included Registrable Stock in the registration the right to include additional Registrable Stock in the same proportion used in determining the limitation imposed by the provisions of this Section 2.2.1.

            2.2.2    VPSI shall not be required to prepare and file a registration statement pursuant to Section 2.1 hereof if VPSI in good faith gives written notice to the holders of Registrable Stock within 10 days of a registration request by an Initiating Holder that VPSI is commencing to prepare a VPSI-initiated registration statement and VPSI is actively employing in good faith all reasonable efforts to cause such registration statement to be filed with the Commission within 30 days of such notice.

            2.2.3    Notwithstanding the foregoing, if VPSI shall furnish to the Initiating Holder and Requesting Holders a certificate signed by the President of VPSI stating that in the good faith judgment of the Board of Directors of VPSI, it would be detrimental to VPSI and its shareholders for such registration statement to be filed and/or declared effective and it is in the best interest of VPSI to defer the filing or effectiveness of such registration statement, VPSI shall have the right to defer such filing or effectiveness for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that VPSI may not utilize this right more than once in any 12-month period.

          2.3    Incidental Registration.    If VPSI at any time proposes to register any of its securities for sale for its own account or for the account of any other person (other than a registration relating either to the sale of securities to employees of VPSI pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Stock), it shall each such time give written notice, at its expense, to all holders of Registrable Stock of its intention to do so at least 30 days prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of such stock, it may request registration thereof in connection with VPSI's registration by delivering to VPSI, within 30 days after receipt of Company's Notice, written notice of such request (the "Piggyback Notice") stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares by such holder or holders. VPSI shall use its best efforts to cause all shares of Registrable Stock specified in the Piggyback Notice to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by such holder or holders of the shares so registered, subject, however, to the limitations set forth in Sections 2.4 and 2.9 hereof.

          2.4    Limitations on Incidental Registration.

            2.4.1    If the registration of which VPSI gives notice pursuant to Section 2.3 above is for the purpose of permitting a disposition of securities by VPSI pursuant to a firm commitment underwritten offering, the notice shall so state, and VPSI shall have the right to limit the aggregate size of the offering or the number of shares to be included therein by shareholders of VPSI if requested to do so in good faith by the managing underwriter of the offering and only securities which are to be included in the underwriting may be included in the registration. Notwithstanding the foregoing, VPSI shall not grant to any shareholder incidental registration rights which could reduce the number of shares includable by holders of Registrable Stock in an incidental registration without the consent of the holders of at least 51% of the Registrable Stock.

            2.4.2    Whenever the number of shares which may be registered pursuant to Section 2.3 is limited by the provisions of Section 2.4.1 above, VPSI shall have priority as to sales over the holders of Registrable Stock, and each holder hereby agrees that it shall withdraw its securities from such registration to the extent necessary to allow VPSI to include all the shares which VPSI desires to sell for its own account to be included within such registration. The holders of Registrable Stock given rights by Section 2.3 above shall share pro rata (as a single class) in the available portion of the registration in question, such sharing to be based upon the number of shares of such stock then held by each of such holders, respectively.

          2.5    Designation of Underwriter.    In the case of any registration initiated by the holders of Registrable Stock pursuant to the provisions of Section 2.1 hereof which is proposed to be effected pursuant to a firm commitment underwriting, the holders of the Registrable Securities shall have the right to designate the managing underwriter by majority vote, subject to the approval of VPSI, which approval will not be unreasonably withheld, and all holders of Registrable Stock participating in the registration shall enter into a customary agreement with the underwriters and sell their shares only pursuant to such underwriting.

          2.6    Registration Procedures.

            2.6.1    If and when VPSI is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registrable Stock, VPSI shall:

              (i)    prepare and file with the Commission a registration statement with respect to such shares and cause such registration statement to become and remain effective for up to 120 days as provided herein; provided, however, that such 120-day period shall be extended for a period of time equal to the period the holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock or other securities of VPSI;

              (ii)  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be reasonably necessary to reflect the intended method of disposition from time to time of the holder or holders of Registrable Stock who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (the "Prospective Sellers");

              (iii)  furnish to each Prospective Seller such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents, as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it;

              (iv)  register or qualify the shares covered by such registration statement under such other securities, blue sky or other applicable laws of such jurisdictions within the United States as each Prospective Seller shall reasonably request to enable such seller to consummate the public sale or other disposition of the shares owned by such seller;

      provided, however VPSI shall not be required to execute a general consent to service of process or to qualify as a foreign corporation;

              (v)  upon written request, furnish to each Prospective Seller a signed counterpart, addressed to the Prospective Sellers and their underwriters, if any, of (A) an opinion of counsel for VPSI, dated the effective date of the registration statement and (B) a "comfort" letter signed by the independent public accountants who have certified VPSI's financial statements included in the registration statement, such document to cover substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in the opinions of issuers' counsel and in accountants' letters delivered to the underwriters in connection with underwritten public offerings of securities;

              (vi)  cause all such shares to be listed or quoted on each securities exchange or over the counter market on which similar securities issued by VPSI are then listed or quoted;

              (vii) provide a transfer agent and registrar for all such shares and arrange for a CUSIP number not later than the effective date of such registration statement;

              (viii)    enter into such customary agreements (including an underwriting agreement) containing such terms and conditions as are customary and take all such other customary actions as the holders of a majority of the Registrable Stock being sold reasonably request in order to expedite or facilitate the disposition of such shares;

              (ix)  make available for inspection by any Prospective Seller, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of VPSI which any of them may reasonably request, and cause VPSI's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement;

              (x)  notify each seller of Registrable Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included In such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; and

              (xi)  otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

            2.6.2    Each Prospective Seller shall furnish to VPSI such information as VPSI may reasonably require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

            2.6.3    The Prospective Sellers shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from VPSI to suspend sales to permit VPSI to correct or update a registration statement or prospectus.

          2.7    Expenses of Registration.    All expenses incurred in effecting any registration requested pursuant to Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for VPSI, reasonable fees and disbursements of one special counsel for the holders of Registrable Stock, expenses of any audits incidental to or required by any such registration, and expenses of all marketing and promotional efforts reasonably requested by the managing underwriter which are customary for VPSI to pay ("Registration Expenses") shall be borne by VPSI; provided, however, that each Prospective Seller shall bear underwriting discounts or brokerage fees or commissions relating to the sale of its Registrable Stock.

          2.8    Indemnification.

            2.8.1    In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, VPSI shall to the extent permitted by law indemnify and hold harmless each person requesting or joining in a registration of such securities, each underwriter (as defined in the Securities Act) and each controlling person of any holder or underwriter, if any (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such holder, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by VPSI of the Securities Act or any blue sky law, or any rule or regulation promulgated under the Securities Act or any blue sky law, or any other law, applicable to VPSI in connection with any such registration, qualification or compliance (each of (i), (ii) and (iii) are referred to hereafter as a "Violation"), and shall reimburse each such holder, underwriter or controlling person for any legal or other expenses reasonably incurred by such holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that VPSI shall not be liable to any holder, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to VPSI by such holder, underwriter or controlling person, respectively, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or in behalf of the holder, underwriter or controlling person.

            2.8.2    In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, each holder of Registrable Stock requesting or joining in a registration of such Registrable Stock shall to the extent permitted by law indemnify and hold harmless VPSI, each underwriter (as defined in the Securities Act) and each controlling person of VPSI or underwriter, if any (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which

    VPSI, underwriter or controlling person may be subject under the Securities Act, under any other statute Or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon written information furnished by such holder of Registrable Stock expressly for use in connection with such registration, and shall reimburse VPSI, underwriter or controlling person for any legal or other expenses reasonably incurred by VPSI, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no such holder of Registrable Stock shall be liable to VPSI, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability exceeds the proceeds from the offering received by such holder of Registrable Stock from the underwriters. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of VPSI, underwriter or controlling person.

            2.8.3    If the indemnification provided for in Section 2.8.1 or 2.8.2 above is unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.8.3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8.3, no holder of Registrable Stock shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock sold by it exceeds the amount of any damages which such holder of Registrable Stock has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            2.8.4    Promptly after receipt by an indemnified party under Section 2.8.1 or 2.8.2 above of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Sections or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party;

    provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          2.9    Inclusion of Additional Shares in Required Registrations; Other Company Initiated Registrations.    VPSI shall not register securities for sale (i) for its own account or for the account of any other person in any registration requested by the holders of Registrable Stock pursuant to Section 2 hereof or (ii) for the account of any person other than VPSI and the holders of Registrable Stock in a Company-initiated registration if the number of shares includable by the holders of Registrable Stock is limited pursuant to Section 2.4 hereof, unless permitted to do so by the written consent of holders who hold at least 51% of the Registrable Stock as to which registration has been requested.

          2.10    Rights Which May Be Granted to Other Persons.    VPSI shall not grant any person registration rights which shall in any way whatsoever impair the priority of the registration rights granted to the Investors in this Agreement.

          2.11    Rule 144 Requirements.    Immediately after the date on which a registration statement filed by VPSI under the Securities Act becomes effective, VPSI shall undertake to make publicly available, and available to the holders of Registrable Stock, such information as is necessary to enable the holders of Registrable Stock to make sales of such stock pursuant to Rule 144 promulgated by the Commission under the Securities Act. VPSI shall furnish to any such holder, upon request, a written statement executed by VPSI as to the steps it has taken to comply with the current public information requirements of Rule 144.

          2.12    Holdback.    If VPSI files a registration statement in connection with an underwritten public offering, a holder of Registrable Stock shall not effect any sale (including any "short sale") or distribution of any shares (except pursuant to such registration statement) of the capital stock of VPSI, whether now owned or hereafter acquired, during the period requested by the underwriters commencing with the effective date of such registration statement and ending on the close of business on a date which is not more than 180 days thereafter or such time as the registration statement is withdrawn, whichever is earlier; provided, however, that employees, officers, and directors of VPSI have also agreed to hold their shares of Common Stock (or securities convertible into Common Stock) during such period.

          2.13    Assignment of Registration Right.    The rights to cause VPSI to register Registrable Stock pursuant to this Agreement may be assigned by IAMS to any transferee or assignee who, pursuant to such assignment or transfer, acquires at least 5% of the outstanding shares of VPSI; provided, however, that transfer or assignment is made in accordance with the terms of this Agreement and that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

        3.    Protective Provisions.    VPSI hereby grants IAMS the following rights, which rights shall terminate upon the effectiveness of a Qualified IPO or when IAMS's ownership in VPSI is less than 5% of the outstanding shares of Common Stock:

          3.1    Rights of Common Stock.    VPSI shall not change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Common Stock without the prior written approval of IAMS, which approval shall not be withheld unreasonably.

          3.2    Other Equity Securities.    VPSI shall not authorize, create or issue any other equity security, including any other security convertible into or exercisable for any equity security, senior to the Common Stock with respect to voting, redemption, dividends, conversion or liquidation preferences without the prior written approval of IAMS, which approval shall not be withheld unreasonably.

          3.3    Authorized Shares.    VPSI shall not increase or decrease (other than by redemption or conversion) the number of authorized shares of Common Stock without the prior written approval of IAMS, which approval shall not be withheld unreasonably.

          3.4    Amendment of Articles.    VPSI shall not amend or waive any provision of the VPSI's Amended and Restated Articles of Incorporation in a manner that adversely affects the rights, preferences or privileges of the Common Stock (other than with respect to such provisions that the Company can demonstrate are insignificant to the holders of the Common Stock) without the prior written approval of IAMS, which approval shall not be withheld unreasonably.

          3.5    Amendment of Bylaws.    VPSI shall not amend or waive any provision of the VPSI's Bylaws in a manner that adversely affects the holders of the Common Stock without the prior written approval of IAMS, which approval shall not be withheld unreasonably, including but not limited to increases or decreases in the authorized number of members of the Board of Directors.

          3.6    Redemption or Repurchase of Common Stock.    VPSI shall not take any action that results in the redemption or repurchase of any shares of Common Stock or Preferred Stock (other than the repurchase of shares of Common Stock, approved by the VPSI Board of Directors, from employees or other persons performing services for VPSI pursuant to agreements granting VPSI the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or through the exercise of a right of first refusal) without the prior written approval of IAMS, which approval shall not be withheld unreasonably.

          3.7    Material Agreements with Affiliates.    VPSI shall not enter into, amend or waive any material agreements, arrangements or understandings with any affiliates, including without limitation other investors without the prior written approval of IAMS, which approval shall not be withheld unreasonably. VPSI further agrees that all such material agreements, arrangements or understandings with any affiliates shall be approved by a majority of the disinterested members of the VPSI Board of Directors.

          3.8    Issuance of Securities by a Subsidiary.    VPSI shall not take any action that results in the issuance or sale of any equity securities by a subsidiary of VPSI (other than to VPSI) or issuance of equity securities by VPSI and/or its subsidiaries to a competitor of IAMS.

          3.9    Change Size of Board.    VPSI shall not take any action that will increase or decrease the size of VPSI's Board of Directors without the prior written approval of IAMS, which approval shall not be withheld unreasonably.

        4.    Board Observer.    During such period that IAMS owns any securities of VPSI representing at least 2% of the fully-diluted common stock of the Company, IAMS will have the right to have one representative to (i) attend all regular and special meetings of VPSI's Board of Directors and its committees in a non-voting, observer capacity, and (ii) receive all materials provided to members of the Board and such committees, other than privileged information or information that the Board reasonably determines to conflict with such representative's rights (the "Board Observer"). VPSI shall fully indemnify the Board Observer and IAMS to the same extent as if such Board Observer were a director of VPSI. VPSI agrees to enter into an Indemnification Agreement with IAMS and its designated Board Observer in the form attached hereto as Exhibit "A."

        5.    Anti-Dilution Provisions.    The Original Purchase Price for the Iams Shares shall be subject to adjustment from time to time, and additional shares of Common Stock shall be issuable to IAMS if VPSI issues any shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any person to acquire shares of Common Stock (collectively, "Common Stock Equivalents") at a price less than the Original Purchase Price, as adjusted hereunder to such date (the "Lower Price"), calculated to the nearest full cent, as provided in this Section 5. No adjustment shall be required if the Common Stock Equivalents are issued at a price greater than or equal to the Original Purchase Price or if the Lower Price is less than $.01 lower than the Original Purchase Price.

          5.1    Through the First Anniversary of the Purchase Agreement.    If, during the period from the closing of the Purchase Agreement through April 15, 2004, VPSI issues any Common Stock Equivalents at a Lower Price, then forthwith the Original Purchase Price shall be reduced to the Lower Price and VPSI shall issue additional shares of Common Stock to IAMS in an amount equal to the difference between (i) the quotient of $6,000,000 divided by the Lower Price, and (ii) 500,000.

          5.2    After the First Anniversary of the Purchase Price.    If after April 15, 2004, VPSI issues any Common Stock Equivalents at a Lower Price, then forthwith the Original Purchase Price shall be reduced (such reduced price is referred to as the "Adjusted Price") effective concurrently with such issue to an amount determined by multiplying the Original Purchase Price by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such issue multiplied by the Original Purchase Price, plus (2) the aggregate consideration received by the VPSI for such newly issued shares of Common Stock or Common Stock Equivalents, and (y) the denominator of which shall be the number of shares of Common Stock and Common Stock Equivalents of the Company outstanding and deemed outstanding immediately after such issue. VPSI shall then issue additional shares of Common Stock to IAMS in an amount equal to the difference between (i) the quotient of $6,000,000 divided by the Adjusted Price, and (ii) 500,000. For purposes of this paragraph, no further adjustment shall be made to the Original Purchase Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. If the Original Purchase Price has previously been adjusted at the time VPSI issues additional Common Stock or Common Stock Equivalents, the calculation of the Adjusted Price shall utilize the Adjusted Price in effect immediately prior to the issuance as the Original Purchase Price.

        6.    Restrictions on Transfer of the Iams Shares.    Subject to applicable securities laws, IAMS (and each subsequent transferee) will have the right to transfer shares of Common Stock to any third party, including to entities affiliated with IAMS. All rights and obligations of both VPSI and IAMS shall inure to the transferees, subject to the following conditions: (i) no such rights will inure to transferees who hold less than 5% of the outstanding shares of Common Stock; (ii) IAMS and any subsequent holders of the Common Stock desiring to transfer shares must first notify VPSI of their intention to transfer shares of Common Stock, and VPSI will then have a 60-day right of first offer; and (iii) the holders of Common Stock may not transfer their shares to any direct competitors of the Company that offer pet health insurance, act as a pet health maintenance organization, pet clubs discounting veterinary services, or insurance companies providing underwriting services to any such companies, including Pethealth, Inc. (d.b.a.Pet Care) and its underwriter, Lincoln General Insurance, Pet Plan and its underwriter, Allianz Cornhill, Premier Pet Insurance and its underwriter, Clarendon National Insurance Company, Pet Protect, Inc. and its underwriter, The Insurance Corporation of Hannover (Hannover Re), and Petsmarketing Insurance.com Agency and its affiliates, Hartville Group, Inc. and Hartville Insurance Company.

        7.    Information Rights.

          7.1  VPSI will deliver to IAMS audited annual financial statements within 90 days after the end of each fiscal year and unaudited quarterly financial statements within 45 days after the end of each fiscal quarter. VPSI will furnish IAMS with quarterly financial statements compared against VPSI's operating plan and will provide a copy of VPSI's annual operating plan within 30 days prior to the beginning of the fiscal year. IAMS will also be entitled to inspection and visitation rights upon five business days' notice, or such shorter notice as approved by VPSI in its sole discretion, to VPSI. The information rights referred to herein shall terminate upon the effectiveness of a Qualified IPO. IAMS agrees to hold all information furnished to it in strict confidence in accordance with the provisions of that certain Confidential Disclosure Agreement entered into between The Proctor & Gamble Company and its Affiliates ("P&G") and VPSI dated July 18, 2001 by P&G and July 19, 2001 by VPSI, which agreement shall remain in full force and effect in accordance with its terms.

          7.2  VPSI covenants that each of the 5% Shareholders (as defined in the Purchase Agreement) has granted to IAMS the Tag-along rights described herein. Before any 5% Shareholder accepts any offer to sell all or a portion of its VPSI Common Stock (a "Disposing Shareholder"), such Disposing Shareholder shall give written notice (the "Tag-along Notice") to VPSI, which will, within five days of the date of receipt of such notice (the "Take-along Notice Date"), send or deliver a copy of the Take-along Notice to each holder of Registrable Stock, stating the material terms of the offer. If a holder of Registrable Stock wishes to participate in such sale, the holder of Registrable Stock will give VPSI and the Disposing Shareholder notice to such effect within 15 days of the Take-along Notice Date, and the holder of Registrable Stock will be entitled to participate in such sale to the extent of its pro rata portion. For purposes of the preceding sentence, "pro rata portion" means, with respect to any holder of Registrable Stock, the proportion equal to (a) the number of shares of VPSI Common Stock owned by such holder of Registrable Stock divided by (b) the sum of (1) the number of shares of VPSI Common Stock owned by all holders of Registrable Stock who choose to participate in such transaction and (2) the number of VPSI Common Stock held by the Disposing Shareholder.

        8.    Miscellaneous.

          8.1    Notices.    Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) three days after deposit in the United States mail, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days advance written notice to the other parties or (iii) upon electronic confirmation of receipt, if sent by facsimile or similar electronic means.

          8.2    Severability and Governing Law.    Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement is made and entered into in the State of

  California and the laws of said state shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

          8.3    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          8.4    Captions and Section Headings.    Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          8.5    Costs and Attorneys' Fees.    In the event that any action, suit, or other proceeding is instituted concerning or' arising out of this Agreement, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

          8.6    Amendments and Waivers.    Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of VPSI and IAMS; provided, however, that no such amendment or waiver shall affect the provisions of this Section 8.6, and no such waiver shall extend to or affect any other obligation not expressly waived.

          8.7    Successors and Assigns.    All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

          8.8    Specific Performance.    The parties hereto agree that the capital stock of VPSI cannot be purchased or sold in the open market and that, for these reasons, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable. Accordingly, in the event of any controversy concerning the capital stock which is the subject of this Agreement, or any right or obligation to register such securities, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 8.8 shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties hereto may have hereunder, at law or in equity.

          8.9    Delay of Registration.    Notwithstanding the preceding paragraph or anything to the contrary contained in this Agreement, no holder of Registrable Stock shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          8.10    Entire Agreement.    This Agreement contains the entire understanding of the parties on the subject matter hereof and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Investors Rights Agreement as of the date first above written.

THE COMPANY:
VETERINARY PET SERVICES, INC., a California corporation		Address:
By:	/s/ JACK L. STEPHENS Jack L. Stephens, President	3060 Saturn Street Brea, California 92821 Fax Number: (714) 989-0557
IAMS:
THE IAMS COMPANY, INC., an Ohio corporation		Address:
By:	/s/ JUAN PEDRO HERNANDEZ Juan Pedro Hernandez, Vice President, Treasurer	7250 Poe Avenue Dayton, Ohio 45414 Fax Number: (937) 264-7342

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INVESTOR RIGHTS AGREEMENT
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